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                                                                      EXHIBIT 11
                                                                      ----------

                        COMPUTER TASK GROUP, INCORPORATED
                        ---------------------------------




         Computation of diluted earnings per share under the treasury stock method set forth in Statement of Financial Accounting Standards No. 128, "Earnings Per Share."


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                    COMPUTATION OF DILUTED EARNINGS PER SHARE
                  UNDER THE TREASURY STOCK METHOD SET FORTH IN
               STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 128
                              "EARNINGS PER SHARE"

                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)




                                                                            QUARTER ENDED
                                                                      MARCH 27,        MARCH 28,
                                                                         1998            1997*
                                                                       -------          -------
Weighted-average number of shares outstanding during period             16,104           17,003
Common Stock equivalents -
       Incremental shares under stock options plans                        890              763
                                                                       -------          -------

Number of shares on which diluted earnings per share is based           16,994           17,766
                                                                       =======          =======

Net income for the period                                              $ 5,077          $ 3,669
                                                                       =======          =======

Diluted earnings per share                                             $  0.30          $  0.21
                                                                       =======          =======
Basic earnings per share                                               $  0.32          $  0.22
                                                                       =======          =======

* Restated to reflect a 2-for-1 stock split effective June 2, 1997.



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